UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2008

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2008, Gilead Sciences, Inc. (the Company) filed a Form 8-K disclosing that the Company’s Board of Directors (the Board) had elected Richard J. Whitley, MD to serve as a member of the Board effective July 30, 2008. The Company is filing this Form 8-K/A to make certain disclosures pursuant to Item 404(a) of Regulation S-K.

From time to time, the Company has engaged Viral Interventions, Inc., a company owned by Dr. Whitley, to perform discrete health policy and strategic consulting services and has paid Viral Interventions less than $120,000 for each of these discrete projects. Between January 1, 2007 and July 31, 2008, the Company paid Viral Interventions a total of $165,485.39 for these services and paid Dr. Whitley individually a total of $89,843.90 for consulting services to the Company.

As of the date of Dr. Whitley’s appointment to the Board, Viral Interventions ceased performing services for the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

August 14, 2008	By:	/s/ John F. Milligan, Ph.D.

Name: John F. Milligan, Ph.D.
Title: President and Chief Operating Officer